Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 15, 2011, with respect to the consolidated financial statements of Bankrate, Inc. and subsidiaries contained in this Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida

June 24, 2011